EXHIBIT 99.1

                                             AS AMENDED THROUGH JANUARY 26, 1998
                                           AS ADJUSTED FOR THE TEN-FOR-ONE STOCK
                                          SPLIT IN JULY 1996 AND THE TWO-FOR-ONE
                                                    STOCK SPLIT IN NOVEMBER 1997

                           OCWEN FINANCIAL CORPORATION
                      1991 NON-QUALIFIED STOCK OPTION PLAN

                                    ARTICLE I
                                   DEFINITIONS

         As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

         (a)      "Board" shall mean the Board of Directors of the Company.

         (b) "Committee" shall mean the Compensation Committee of the Board, which shall consist of such person or persons as may be appointed from time to time by the Board until such time as the Stock is registered under the Exchange Act, following which time the Committee shall consist of not less than the minimum number of persons from time to time required by Rule 16b-3, each of whom, to the extent necessary to comply with Rule 16b-3 only, shall be a "disinterested person" within the meaning of Rule 16b-3.

         (c) "Company" shall mean Ocwen Financial Corporation, a Florida corporation.

         (d) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (e) "Fair Value" of the Stock shall mean (i) if the Stock is listed or admitted to trading on any securities exchange or national market system in the United States, the average of the high and low sales prices on such day on the principal securities exchange or national market system in the United States on which the Stock is traded, (ii) if the Stock is not then listed or admitted to trading on any such day, or if no sale takes place on such day, the average of the closing bid and asked prices in the United States on such day, as reported by a reputable quotation source designated by the Committee, and (iii) if the Stock is not then listed or admitted to trading on any such securities exchange or national market system and no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices in the United States on such day, as reported in THE WALL STREET JOURNAL (Eastern edition) or other newspaper designated by the Committee.

         (f) "Option" shall mean an option to purchase Stock granted pursuant to the provisions of Article VI hereof.

         (g) "Optionee" shall mean a person to whom an Option has been granted hereunder.


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         (h)      "Option  Price"  shall mean the price at which an Optionee may purchase a share of stock under a Stock Option Agreement which price may be less than Fair Value at the time the Option is granted.

         (i)      "Plan"  shall  mean  the  Ocwen  Financial   Corporation  1991
                  Non-Qualified Stock Option Plan, as amended.

         (j) "Rule 16b-3" shall mean Rule 16b-3 as promulgated and interpreted by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

         (k) "Stock" shall mean the common stock, $.01 par value, of the Company or, in the event that the outstanding shares of Stock are hereinafter changed into or exchanged for shares of a different stock or securities of the Company or some other corporation, such other stock or securities.

         (l) "Stock Option Agreement" shall mean an agreement between the Company and the Optionee under which the Optionee may purchase Stock hereunder.

         (m) "Subsidiary" shall mean any corporation, the majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company.

                                   ARTICLE II
                                    THE PLAN

         2.1 NAME. This plan shall be known as the "Ocwen Financial Corporation 1991 Non- Qualified Stock Option Plan."

         2.2 PURPOSE. The purpose of the Plan is to advance the interests of the Company, its Subsidiaries and its shareholders by affording certain officers and other key employees of the Company and its Subsidiaries an opportunity to acquire or increase their proprietary interests in the Company by granting such persons Options to purchase Stock in the Company. The Options will promote the growth and profitability of the Company and its Subsidiaries because the Optionees will be provided with an additional incentive to achieve the Company's objectives through participation in its success and growth and by encouraging their continued employment with the Company.

         2.3 EFFECTIVE DATE; TERMINATION DATE. The effective date of the Plan is December 1, 1991. The Plan shall terminate, and no further Options shall be granted hereunder, after November 30, 2006.

                                   ARTICLE III
                                  PARTICIPANTS

         Any "key employee," as determined by the Committee, including executive personnel, department heads and directors, of the Company or its Subsidiaries shall be eligible to participate in the Plan, provided that they are full-time employees of the Company or any of its Subsidiaries.


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                                   ARTICLE IV
                                 ADMINISTRATION

         4.1 DUTIES AND POWERS OF COMMITTEE. The Plan shall be administered by the Committee. In administering the Plan, the Committee's actions and determinations shall be binding on all interested parties. Subject to the express provisions of the Plan, the Committee shall have the sole discretion and authority to determine from among eligible key employees those to whom an Option shall be granted, the number of shares of Stock subject to the Option, and the terms and conditions of the Stock Option Agreement. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement, and to make all other determinations necessary or advisable in the administration of the Plan, including, without limitation, the amending or altering of the Plan and any Options granted hereunder as may be required to comply with or to conform to any federal, state or local laws or regulations. The Committee shall have the power to authorize the issuance of Stock in accordance with the provisions of the Plan. No member of the Committee shall be liable to any person for any determination made in good faith with respect to the Plan or any Option granted hereunder.

         4.2 COMMITTEE PROCEDURES. The Committee may make such rules and regulations for the conduct of its business as it may deem necessary or appropriate. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by all the members of the Committee, shall constitute the action of the Committee. The Committee shall keep minutes of its meetings.

         The Company shall supply full and timely information to the Committee on all matters relating to eligible persons as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

         4.3 AUTHORITY OF THE BOARD. Notwithstanding anything to the contrary contained in the Plan, the Plan also may be administered by the Board until such time as the Stock is registered under the Exchange Act, following which time the Plan also may be administered by the Board only to the extent permitted by Rule 16b-3. In the event of such administration by the Board, all references to the Committee in the Plan shall be deemed to refer to the Board and any employee-director of the Company shall be eligible to be designated a "key employee" for purposes of the Plan.


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

                                    ARTICLE V

                         SHARES OF STOCK SUBJECT TO PLAN

         5.1 LIMITATIONS. Subject to any adjustment pursuant to the provisions of Section 5.2 hereof, the maximum number of shares of Stock which may be issued and sold hereunder shall not exceed 20,000,000 shares. Shares subject to an Option may be either authorized and unissued shares or shares issued and later acquired by the Company. Any shares of Stock that are subject to an Option and which are forfeited, and any shares of Stock that for any other reason are not issued to an Optionee, shall automatically become available again for use under the Plan if Rule 16b-3 under the Exchange Act, as such rule may be amended, or any successor rule, and interpretations thereof by the Securities and Exchange Commission or its staff permit such share replenishment.

         5.2 ANTIDILUTION. In the event that the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock splitup or stock dividend:

                  (a) The aggregate number and kind of shares of Stock on which Options may be granted hereunder shall be adjusted appropriately;

                  (b) The rights under outstanding Options granted hereunder, both as to the number of subject shares and the Option Price, shall be adjusted appropriately; and

                  (c) Where dissolution or liquidation of the Company is involved, the Optionee shall have the right, immediately prior to such dissolution or liquidation, to exercise his Option, in whole or in part, to the extent that it shall not have been exercised, subject, however, to the limitations set forth in
                           Article VI hereof.

         The foregoing adjustments and the manner of application thereof shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests. The adjustments required under this Article shall apply to any successor or successors of the Company and shall be made regardless of the number or type of successive events requiring adjustments hereunder.

                                   ARTICLE VI
                                     OPTIONS

         6.1 OPTION GRANT AND AGREEMENT. Each Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of the Committee and by a written Stock Option

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Agreement  dated as of the date of grant and  executed  by the  Company  and the
Optionee. As to each grant hereunder, the terms of the Option, including the Option's exercise price, shall be stated in the Stock Option Agreement or incorporated therein by reference to the resolution or written consent of the Committee setting the terms of the Option. The terms and conditions of the Option shall be consistent with the Plan.

         6.2 OPTION PRICE. The Option Price of the Stock subject to each Option shall be determined by the Committee.

         6.3 EXERCISE PERIOD. The period for the exercise of each Option shall be ten years from the date of grant, unless the Option is earlier terminated as may be provided in the Stock Option Agreement.

         6.4 OPTION EXERCISE. An Option shall be exercisable in full or in part, subject to the terms of the Stock Option Agreement, prior to expiration or termination of the Option.

         An Option may be exercised at any time or from time to time during the term of the Option as to any or all full shares, but not at any time as to less than 50 shares unless the remaining shares subject to the Option are less than 50 shares. The Option Price is to be paid in full in cash upon the exercise of the Option, and the Company shall not be required to deliver certificates for such shares until such payment has been made; provided, however, that in lieu of cash all or any portion of the Option Price may be paid in such other manner as may be acceptable to the Committee prior to delivery of the certificate(s) representing said Stock which may, in the sole discretion of the Committee, include the tendering to the Company shares of Stock duly endorsed for transfer and owned by the Optionee, to be credited against the Option Price at their Fair Value on the date of exercise. The holder of an Option shall not have any of the rights of a stockholder with respect to the shares of Stock subject to the Option until such shares have been issued or transferred to him upon the exercise of his Option.

         An Option shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares of Stock, which notice shall include the agreement to sign and abide by the terms and conditions of all then applicable stockholders' agreements and transfer restrictions and by payment in full to the Company in accordance with the preceding paragraph of the Option Price for the number of shares of Stock with respect to which the Option is then being exercised. The foregoing notice and payment shall be delivered to the Secretary of the Company. In addition to and at the time of payment of the Option Price, the Optionee shall pay to the Company in cash the full amount of any federal and state withholding or other employment taxes applicable to the taxable income of such Optionee resulting from such exercise; provided, however, that in lieu of cash all or any portion of such tax obligations, together with additional taxes not exceeding the actual additional taxes to be owed by the Optionee as a result of such exercise, may, upon the irrevocable election of the Optionee, be paid by tendering to the Company shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the

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Option,  in either case in that number of shares having a Fair Value at the time of exercise equal to the amount of such taxes thereby being paid.

         6.5 NONTRANSFERABILITY OF OPTION. No Option shall be transferred by an Optionee otherwise than by will or the laws of descent and distribution. During the lifetime of an Optionee, his Option shall be exercisable only by him (or by his guardian or legal representative, should one be appointed).


                                   ARTICLE VII
                               STOCK CERTIFICATES

         The Company shall not be required to issue or deliver a certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or any portion thereof, prior to fulfillment of all of the following conditions:

         (a) The execution of all then applicable stockholders' agreements and agreement to all then applicable transfer restrictions;

         (b) The obtaining of any approval or other clearance from any federal or state governmental agency which the Company upon the advice of counsel shall determine to be necessary or advisable; and

         (c) The lapse of such reasonable period of time following the exercise of the Option as may be appropriate for reasons of administrative convenience.

                                  ARTICLE VIII
                 TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

         The Board may at any time terminate the Plan and may at any time and from time to time and in any respect amend or modify the Plan; provided, however, that if the Plan is approved by the stockholders of the Company, the Board may not thereafter, without further stockholder approval, amend the Plan to:

         (a) Increase the total number of shares of Stock subject to the Plan;

         (b) Materially change or modify the class of employees that may participate in the Plan; or

         (c)      Otherwise   materially   increase  the  benefits  accruing  to
                  participants under the Plan.


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


         No termination, amendment or modification of the Plan shall adversely affect any Option previously granted hereunder without the written consent of the Optionee or his guardian, legal representative or legatee.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1 PLAN BINDING ON SUCCESSORS. The Plan shall be binding upon the successors and assigns of the Company.

         9.2 SINGULAR, PLURAL; GENDER. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

         9.3 HEADINGS, ETC., NO PART OF PLAN. Headings of articles and sections hereof are inserted for convenience and reference; they constitute no part of the Plan.


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